                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

                               (AMENDMENT NO. 1)

Filed by the Registrant [ ]

Filed by a Party other than the Registrant  [X]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                       WESTIN HOTELS LIMITED PARTNERSHIP
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                   STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
                              WHLP ACQUISITION LLC
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
        Units of Limited Partnership Interest
        ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:
        135,600
        ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
       $625
        ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:
        $84,750,000*
        ----------------------------------------------------------------------

     (5)  Total fee paid:
        $6,856.28**
        ----------------------------------------------------------------------

[X]  Fee previously paid.

 * Estimated for purposes of calculating the amount of filing fee only. Transaction value was derived by multiplying 135,600 (the number of units of limited partnership interest of registrant outstanding as of October 15, 2003 according to the Schedule 14D-9 filed by the registrant with the Securities and Exchange Commission on October 16, 2003) by $625 (the purchase price per unit offered to be purchased).

** The amount of the filing fee, calculated in accordance with Rule 0-11 of the Securities and Exchange Act of 1934, as amended, and Fee Advisory #11 for Fiscal Year 2003 issued by the Securities and Exchange Commission on February 21, 2003, equals 0.008090% of the transaction valuation.

[X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:  $6,856.28

     (2)  Form, Schedule or Registration Statement No.:  Schedule TO-T

     (3)  Filing Parties:  Starwood Hotels & Resorts Worldwide, Inc.
                           WHLP Acquisition LLC

     (4)  Date Filed:  November 4, 2003

                    [Starwood Hotels & Resorts Worldwide, Inc. Letterhead]


November 21, 2003


Westin Realty Corp.
1111 Westchester Avenue
White Plains, New York
Att: Board of Directors

Sirs:

     We were disappointed that Houlihan Lokey concluded that our offer of $625 per unit is not fair to the partners of WHLP from a financial point of view since it represents a significant premium over the other recent tender offers for partnership units. We continue to believe that based on the information available to us, the offer is fair.

     We would like to meet with you and/or your advisors for the limited purpose of determining if you have more recent information that would cause us to revise our view as to the value of WHLP and potentially increase the price we offer to the limited partners of WHLP.

    Please contact Ken Siegel if you believe such a meeting would be productive so that a mutually convenient time and location can be arranged. We look forward to your favorable response.


                         Very truly yours,

                         STARWOOD HOTELS & RESORTS WORLDWIDE, INC.


                         By:    /s/ Kenneth S. Siegel
                                Kenneth S. Siegel
                                Executive Vice President and General Counsel






cc:  Michael Gordon, Esq.